Exhibit 10.9

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of September 18, 2020, is entered into among MISSION PRODUCE, INC., a California corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, the Voting Participants party hereto, and BANK OF AMERICA, N.A., in its capacity as the Administrative Agent and the L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer, entered into that certain Credit Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”);

WHEREAS, substantially simultaneously with the effectiveness of this Amendment, the Borrower will consummate a merger pursuant to which the Borrower will merge with and into Mission Produce, Inc., a Delaware corporation (“Mission Delaware”), with Mission Delaware continuing as the surviving Person (the “Permitted Merger”);

WHEREAS, the Borrower has requested that (a) in connection with the Permitted Merger, the Lenders provide the consents set forth below, and (b) the Credit Agreement be amended as set forth below, in each case subject to the terms and conditions specified in this Amendment; and

WHEREAS, the parties hereto are willing to provide the consents set forth in this Amendment and to amend the Credit Agreement, in each case subject to the terms and conditions specified in this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Consent. The Administrative Agent and the Lenders hereby agree that: (a) the Permitted Merger may be consummated notwithstanding Section 7.04 of the Credit Agreement to the contrary; (b) the Borrower and any Subsidiary shall be permitted to amend its Organization Documents in connection with the Permitted Merger notwithstanding Section 7.13(a) of the Credit Agreement to the contrary; provided, that, with respect to any such amendment, the Borrower or such Subsidiary, as applicable, shall, promptly following the effectiveness of such amendment, deliver to the Administrative Agent copies of such Organization Documents, as amended (and, with respect to any such amendment to the Organization Documents of any Loan Party, and where applicable, certified to be true and complete as of a recent date following such amendment by the appropriate Governmental Authority); and (c) the Borrower shall be permitted to change its legal name and state of organization in connection with the Permitted Merger, notwithstanding Section 7.13(c) of the Credit Agreement to the contrary. The consents set forth in this Section 1 shall not otherwise modify or affect the Loan Parties’ obligations to comply fully with any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document. The consents set forth in this Section 1 are one-time consents, are limited to the matters set forth in this Section 1, and nothing contained in this Amendment shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent, any Lender or the L/C Issuer may have under the Credit Agreement or any other Loan Documents or under applicable law.

2.    Amendments.

(a)    The reference to “MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED” on the cover page of the Credit Agreement is amended to read “BOFA SECURITIES, INC.”

(b)    The first paragraph of the Credit Agreement is amended to read as follows:

This CREDIT AGREEMENT is entered into as of October 11, 2018, among Mission Produce, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders, and BANK OF AMERICA, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer.

(c)    The definition of “Arranger” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Arranger” means each of (a) BofA Securities, and (b) Farm Credit West, PCA, in each case, in its capacity as a joint lead arranger and a joint bookrunner.

(d)    The definition of “Bail-In Action” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(e)    The definition of “Bail-In Legislation” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation, or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(f)    The definition of “Base Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of

America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 or Section 3.07, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

(g)    The definition of “Change of Control” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Change of Control” means:

(a)    at any time prior to the consummation of the Initial Public Offering, an event or series of events by which:

(i)    Stephen J. Barnard shall cease to own and control, of record and beneficially, directly or indirectly, Equity Interests of the Borrower representing at least three percent (3%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis (which for this purpose shall exclude all Equity Interests that have not yet vested); or

(ii)    the Closing Date Board of Directors shall cease to own and control, of record and beneficially, directly or indirectly, Equity Interests of the Borrower representing at least forty percent (40%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower on a fully diluted basis (which for this purpose shall exclude all Equity Interests that have not yet vested); or

(iii)    during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals who were members of the Board of Directors of the Borrower on the first day of such period; or

(b)    at any time upon or after the consummation of the Initial Public Offering, an event or series of events by which:

(i)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty-five percent (25)% or more of the equity securities of the Borrower entitled to vote for members of the Board of Directors of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(ii)    during any period of twenty-four (24) consecutive months, a majority of the members of the Board of Directors of the Borrower cease to be composed of individuals (A) who were members of that Board of Directors on the first day of such period, (B) whose election or nomination to that Board of Directors was nominated, appointed or approved by individuals referred to in clause (b)(i) above constituting at the time of such election or nomination at least a majority of that Board of Directors, or (C) whose election or nomination to that Board of Directors was nominated, appointed or approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that Board of Directors.

(h)    The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, an amount equal to (a) Consolidated Net Income for such period, plus (b) the following, without duplication, to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes paid or payable for such period, (iii) depreciation and amortization expense for such period, (iv) any non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock based compensation expense for such period) which do not represent a cash item in such period or any other period (provided, that, notwithstanding the foregoing, it is understood and agreed that for any period that includes the fiscal quarter of the Borrower ended April 30, 2020, up to $21,164,336 related to the impairment of equity method investee expense shall be permitted to be added back pursuant to this clause (b)(iv) for such period), (v) fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and closing of the Arato Holding Acquisition, in an aggregate amount not to exceed $500,000 during the term of this Agreement, (vi) fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereof, in an aggregate amount not to exceed $500,000 during the term of this Agreement, and (vii) fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the consummation of the Initial Public Offering, in an aggregate amount not to exceed $1,000,000 during the term of this Agreement, minus (c) any non-cash income or gains for such period, to the extent included in calculating such Consolidated Net Income.

(i)    The definition of “Disposition” or “Dispose” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property (including the Equity Interests in any Subsidiary) owned by any Loan Party or any Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding: (a) any Involuntary Disposition; (b) any sale, transfer, license, lease or other disposition of inventory in the ordinary course of business; (c) the sale, transfer, license, lease or other disposition in the ordinary course of business of used, surplus, obsolete or worn out property no longer used or useful in the conduct of business of the Borrower and its Subsidiaries; (d) the sale or discount of accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof; (e) leases or subleases of real property entered into in the ordinary course of business to the extent not materially interfering with the business of the Borrower and its Subsidiaries; (f) the sale, transfer, license, lease or other disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, or (ii) the proceeds of such sale, transfer, license, lease or other disposition of property are promptly applied to the purchase price of such replacement property; (g) any sale, transfer, license, lease or other disposition of property (i) to a Loan Party, or (ii) from a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party; and (h) any sale, transfer, license, lease or other disposition of any H-2A Property.

(j)    The definition of “Eurodollar Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Eurodollar Rate” means:

(a)    for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at or about 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, two (2) Business Days prior to such date for Dollar deposits with a term of one (1) month commencing that day;

provided, that: if the Eurodollar Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

(k)    The definition of “Federal Funds Rate” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(l)    The definition of “LIBOR Successor Rate Conforming Changes” in Section 1.01 of the Credit Agreement is amended to read as follows:

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement).

(m)    The definition of “Responsible Officer” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Responsible Officer” means (a) the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party (or, with respect to any Loan Party that is a limited liability company, to the extent such Loan Party does not have any such named officer, the general manager of such Loan Party), (b) solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or any assistant secretary of a Loan Party (or, with respect to any Loan Party that is a limited liability company, to the extent such Loan Party does not a secretary or an assistant secretary, the general manager of such Loan Party), and (c) solely for purposes of notices given pursuant to Article II, (i) any other officer or employee of the applicable Loan Party so designated by any of the officers set forth in clauses (a) or (b) in a notice to the Administrative Agent, or (ii) any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent.

(n)    The definition of “Write-Down and Conversion Powers” in Section 1.01 of the Credit Agreement is amended to read as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU

Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(o)    The following definitions are added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Adjustment” has the meaning specified in Section 3.07.

“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc.

“Communication” has the meaning specified in Section 11.18.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 11.22.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Electronic Copy” has the meaning specified in Section 11.18.

“Electronic Record” has the meaning assigned to that term in 15 USC § 7006.

“Electronic Signature” has the meaning assigned to that term in 15 USC § 7006.

“Initial Public Offering” means the issuance by the Borrower of its common Equity Interests in an underwritten primary public offering pursuant to that certain Registration Statement on Form S-1 (Registration No. 333-248596), initially publicly filed with the SEC on September 4, 2020 (as such Registration Statement on Form S-1 may be amended from time to time) in accordance with the requirements of the Securities Act (whether alone or in connection with a secondary public offering).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 11.22.

“Relevant Governing Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” means with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website and that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.

“Supported QFC” has the meaning specified in Section 11.22.

“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.22.

(p)    The following definitions are deleted from Section 1.01 of the Credit Agreement: “Delaware Divided LLC”; “Delaware LLC”; and “Delaware LLC Division”.

(q)    Section 1.02 of the Credit Agreement is amended to add a new subclause (d) immediately following subclause (c) thereof to read as follows:

(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).

(r)    The reference to “MLPFS” in Section 2.09(b)(i) of the Credit Agreement is amended to read “BofA Securities”.

(s)    Section 3.07 of the Credit Agreement is amended to read as follows:

3.07    LIBOR Successor Rate.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, but without limiting Section 3.03, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or the Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that: (a) adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (b) the administrator of the LIBOR Screen Rate or a Governmental Authority having or purporting to have jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans; provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or (c) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR; then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.07 with (i) one or more SOFR-Based Rates, or (ii) another alternate benchmark rate giving due consideration to any evolving or then-existing convention for similar Dollar-denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar Dollar-denominated syndicated credit facilities for such benchmarks which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that the Required Lenders (A) in the case of an amendment to replace LIBOR with a rate described in clause (i) above, object to the Adjustment, or (B) in the case of an amendment to replace LIBOR with a rate described in clause (ii) above, object to such amendment; provided, that, for the avoidance of doubt, in the case of clause (A) above, the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

If no LIBOR Successor Rate has been determined and the circumstances under clause (a) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (a) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (b) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (b)) in the amount specified therein. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

(t)    A new sentence is added at the end of Section 5.18(a) to read as follows:

The Borrower and its Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.

(u)    Section 5.21 of the Credit Agreement is amended to read as follows:

5.21    Affected Financial Institutions.

No Loan Party is an Affected Financial Institution.

(v)    Article V of the Credit Agreement is amended by adding a new Section 5.25 immediately following Section 5.24 to read as follows:

5.25    Covered Entities.

No Loan Party is a Covered Entity.

(w)    The first parenthetical of Section 6.01(a) of the Credit Agreement is amended to read as follows:

(or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC))

(x)    Section 6.01(b) of the Credit Agreement is amended to read as follows:

(b)    Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrower (or, if earlier, five (5) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes.

(y)    The text “(including upon the formation of any Subsidiary that is a Delaware Divided LLC)” in Section 6.12 of the Credit Agreement is deleted.

(z)    Section 6.17 of the Credit Agreement is amended to read as follows:

6.17    Anti-Corruption Laws; Sanctions.

Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) conduct its business in compliance with (i) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and (ii) all applicable Sanctions, and (b) maintain policies and procedures designed to promote and achieve compliance with (i) the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and (ii) all applicable Sanctions.

(aa)    The text “(including, in each case, pursuant to a Delaware LLC Division)” in Section 7.04 of the Credit Agreement is deleted.

(bb)    Section 7.13(a) of the Credit Agreement is amended to read as follows:

(a)    Other than with respect to amendments to the Borrower’s Organization Documents as may be effected in connection with the Initial Public Offering, amend any of its Organization Documents in any manner that is materially adverse to the Lenders; provided, that, with respect to any such amendment to the Borrower’s Organization Documents effected in connection the consummation of the Initial Public Offering, the Borrower shall, promptly following the effectiveness of such amendment, deliver to the Administrative Agent copies of such Organization Documents, as amended (and, where applicable, certified to be true and complete as of a recent date following such amendment by the appropriate Governmental Authority).

(cc)    Section 9.03(a) of the Credit Agreement is amended to read as follows:

(a)    Neither the Administrative Agent nor any Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, none of the Administrative Agent, any Arranger, or any of its respective Related Parties:

(i)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; or

(iii)    shall have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, such Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein.

(dd)    Section 9.07 of the Credit Agreement is amended to read as follows:

9.07    Non-Reliance on Administrative Agent, Arrangers and Other Lenders.

Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or any Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, such Arranger, any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility, and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or the L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or the L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or the L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

(ee)    Section 9.12 of the Credit Agreement is amended to read as follows:

9.12    ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84–14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).

(ff)    The first word “No” in Section 11.01 of the Credit Agreement is amended to read “Subject to Section 3.07, no”.

(gg)    Each reference to “MLPFS” in Section 11.17 of the Credit Agreement is amended to read “BofA Securities”.

(hh)    Section 11.18 of the Credit Agreement is amended to read as follows:

11.18    Electronic Execution.

This Agreement, any other Loan Document, and any other document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Loan Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Loan Party to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section 11.18 may include use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (an “Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification, and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.

(ii)    Section 11.20 of the Credit Agreement is amended to read as follows:

11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(jj)    Article XI of the Credit Agreement is amended by (i) renumbering Section 11.22 as Section 11.23, and (ii) adding a new Section 11.22 immediately following Section 11.21 to read as follows:

11.22    Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(kk)    Exhibit B to the Credit Agreement is amended to read in the form of Exhibit B attached hereto.

3.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent (the date on which all such conditions are satisfied, the “First Amendment Effective Date”):

(a)    receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Lenders, the Voting Participants, and the Administrative Agent;

(b)    receipt by the Administrative Agent of counterparts of an assumption, ratification and reaffirmation agreement duly executed by Mission Delaware and each other Loan Party (other than the Borrower), which assumption, ratification and reaffirmation agreement shall be in form and substance reasonably satisfactory to the Administrative Agent;

(c)    receipt by the Administrative Agent of (i) copies of the Organization Documents of Mission Delaware certified to be true and complete as of a recent date by the appropriate Governmental Authority of the jurisdiction of its organization and certified by a Responsible Officer of Mission Delaware to be true and correct as of the First Amendment Effective Date, (ii) such certificates of resolutions or other action, incumbency certificates, and/or other certificates of Responsible Officers of Mission Delaware as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the documentation delivered pursuant to Section 3(b), the Credit Agreement and the other Loan Documents to which Mission Delaware is a party, and (iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that Mission Delaware is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization;

(d)    receipt by the Administrative Agent of an opinion of counsel, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent;

(e)    receipt by the Administrative Agent and each Lender, to the extent requested by the Administrative Agent or such Lender, of documentation and other customary information in order to comply with applicable law, including the PATRIOT Act;

(f)    to the extent Mission Delaware qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, receipt by the Administrative Agent and each Lender, to the extent requested by the Administrative Agent or such Lender, of a Beneficial Ownership Certification in relation to Mission Delaware;

(g)    receipt by the Administrative Agent of a certificate signed by a Responsible Officer of the Borrower and Mission Delaware certifying that (i) after giving effect to this Amendment and the Permitted Merger, the representations and warranties set forth in Section 6(c)(v) are true and correct, and (ii) the Permitted Merger has been (or substantially simultaneously with the effectiveness of this Amendment will be) consummated; and

(h)    receipt by the Administrative Agent, for the account of each Lender, of a fee for each such Lender in an amount equal to 0.04% of the sum of (i) the amount of such Lender’s Revolving Commitment on the First Amendment Effective Date, plus (ii) the Outstanding Amount of the Term A-1 Loan of such Lender on the First Amendment Effective Date, plus (iii) the Outstanding Amount of the Term A-2 Loan of such Lender on the First Amendment Effective Date.

4.    Payment of Expenses. The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees, charges and disbursements of Moore & Van Allen PLLC.

5.    Permitted Merger and Initial Public Offering Covenants. The Borrower shall, and shall cause each of its Subsidiaries, as applicable, to, promptly upon request by the Administrative Agent following each of the Permitted Merger and the Initial Public Offering (as defined in Credit Agreement (as amended by this Amendment)), do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (a) carry out more effectively the purposes of this Amendment, (b) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, and (c) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party. Each Lender hereby agrees that the Loan Parties and the Administrative Agent shall be permitted to make any amendment to any Collateral Document as may be necessary or appropriate, in the opinion of the Administrative Agent and the Loan Parties, to effect the substitution of Mission Delaware for the Borrower or to otherwise effectuate the purposes of this Section 5 (it being understood and agreed that any such amendment may be effected solely with the consent of the applicable Loan Parties and the Administrative Agent).

6.    Miscellaneous.

(a)    The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment is a Loan Document.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)    Each Loan Party represents and warrants that: (i) such Loan Party has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Amendment; (ii) the execution, delivery and performance by such Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (A) contravene the terms of such Loan Party’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (1) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries, or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, or (C) violate any Law; (iii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than authorizations, approvals, actions, notices and filings which have been duly obtained; (iv) this Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity; (v)(A) the representations and warranties of such Loan Party contained in the Credit Agreement (as amended by this Amendment) or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are (1) with respect to representations and warranties that contain a materiality qualification, true and correct on and as of the First Amendment Effective Date, and (2) with respect to representations and warranties that do not contain a materiality qualification, true and correct in all material respects on and as of the First Amendment Effective Date, it being understood and agreed that for purposes of this Section 6(c)(v)(A), the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement (as amended by this Amendment) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement, respectively, and (B) no Default has occurred and is continuing; (vi) the Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the First Amendment Effective Date that are required to become Guarantors pursuant to the Credit Agreement on or prior to the First Amendment Effective Date; and (vii) such Loan Party’s legal name and jurisdiction of organization is as reflected on the signature pages to this Amendment.

(d)    Each Lender and the L/C Issuer represents and warrants that, after giving effect to this Amendment, the representations and warranties of such Lender and the L/C Issuer set forth in the Credit Agreement (as amended by this Amendment) are true and correct as of the First Amendment Effective Date. Each Lender and the L/C Issuer hereby agrees to comply with the covenants applicable to such Lender and the L/C Issuer set forth in the Credit Agreement (as amended by this Amendment). Each Loan Party hereby agrees to comply with the covenants set forth in Sections 6.01(a), 6.01(b) and 6.17 of the Credit Agreement (as amended by this Amendment). Each party hereto acknowledges and agrees to the provisions set forth in Sections 11.18, 11.19 and 11.20 of the Credit Agreement (as amended by this Amendment).

(e)    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imagine means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. Subject to Section 11.18 of the Credit Agreement (as amended by this Amendment), this Amendment may be in the form of an Electronic Record (as defined in the Credit Agreement (as amended by this Amendment)), and may be executed using Electronic Signatures (as defined in the Credit Agreement (as amended by this Amendment)), including facsimile and .pdf, and shall be considered an original and shall have the same legal effect, validity and enforceability as a paper record.

(f)    If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)    THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(h)    The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	MISSION PRODUCE, INC.,
a California corporation

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	President and Chief Executive Officer

GUARANTORS:	ADVANCED PRODUCTION MANAGEMENT, LLC,
a California limited liability company

	By:	/s/ Keith Barnard
	Name:	Keith Barnard
	Title:	General Manager

SOLAR MPC, LLC,
a California limited liability company

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	General Manager

SAM LAND I, LLC,
a California limited liability company

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	General Manager

SAM LAND II, LLC,
a California limited liability company

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	General Manager

SAM LAND III, LLC,
a California limited liability company

	By:	/s/ Stephen J. Barnard
	Name:	Stephen J. Barnard
	Title:	General Manager

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

SAM LAND IV, LLC,
a California limited liability company

By:	/s/ Stephen J. Barnard
Name:	Stephen J. Barnard
Title:	General Manager

MISSION PRODUCE LOGISTICS, LLC,
a California limited liability company

By:	/s/ Stephen J. Barnard
Name:	Stephen J. Barnard
Title:	General Manager

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Linda Lov
	Name:	Linda Lov
	Title:	Assistant Vice President

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender and the L/C Issuer

	By:	/s/ David Barney
	Name:	David Barney
	Title:	Senior Vice President

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

FARM CREDIT WEST, PCA,
as a Lender

By:	/s/ Nathan Garcin
Name:	Nathan Garcin
Title:	Vice President

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

CITY NATIONAL BANK,
as a Lender

By:	/s/ Christopher Clegg
Name:	Christopher Clegg
Title:	Senior Vice President

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Joe P. Garrott
Name:	Joe P. Garrott
Title:	Authorized Signer

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A.,
as a Lender

By:	/s/ Collene Greenlee
Name:	Collene Greenlee
Title:	Director

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

ING CAPITAL LLC,
as a Lender

By:	/s/ Daniel W. Lamprecht
Name:	Daniel W. Lamprecht
Title:	Managing Director

By:	/s/ Eanna Mulkere
Name:	Eanna Mulkere
Title:	Director

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,
as a Lender

By:	/s/ Mark Abrams
Name:	Mark Abrams
Title:	Managing Director

By:	/s/ Alina Ioani
Name:	Alina Ioani
Title:	Vice President

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

VOTING PARTICIPANTS:	COBANK, FCB,
as a Voting Participant

	By:	/s/ Dan Mattos
	Name:	Dan Mattos
	Title:	Vice President

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

NORTHWEST FARM CREDIT SERVICES, FLCA,
as a Voting Participant

By:	/s/ Casey Kinzer
Name:	Casey Kinzer
Title:	Vice President

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

☐ Check for distribution to PUBLIC and Private side Lenders1

Exhibit B

FORM OF COMPLIANCE CERTIFICATE

Date:

I,                                 , [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] of MISSION PRODUCE, INC., a California corporation (the “Borrower”), hereby certify that, to the best of my knowledge and belief, in my capacity as [Chief Executive Officer][Chief Financial Officer][Treasurer][Controller] and not in my individual capacity, with respect to that certain Credit Agreement, dated as of October 11, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Swingline Lender and the L/C Issuer:

1.    This Compliance Certificate is delivered for the fiscal [year][quarter] ended             , 20    .

[Use following paragraph 2 for fiscal year-end financial statements:]

[2.    The year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Borrower ended as of the date set forth in paragraph 1, together with the report and opinion of an independent certified public accountant required by such section, have been delivered to the Administrative Agent.]

[Use following paragraph 2 for fiscal quarter-end financial statements:]

[2.    The unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the date set forth in paragraph 1 have been delivered to the Administrative Agent. The Consolidated financial statements required by Section 6.01(b) of the Credit Agreement fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

3.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a review of the transactions and financial condition of the Loan Parties and their respective Subsidiaries during the accounting period covered by the financial statements delivered herewith.

4.    A review of the activities of the Loan Parties and their respective Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Loan Parties and their respective Subsidiaries performed and observed all their respective obligations under the Loan Documents, and

[select one:]

[1]	If this box is not checked, this Compliance Certificate will only be posted to Private side Lenders.

[to the knowledge of the undersigned, during such fiscal period, no Default has occurred and is continuing.]

[or:]

[to the knowledge of the undersigned, during such fiscal period, the following is a list of each Default that has occurred and is continuing, the nature and status of such Default, and actions that have been taken or are proposed to be taken to cure such Default:]

5.    Attached hereto as Schedule 1 are calculations of the financial covenants set forth in Section 7.11 of the Credit Agreement and the Consolidated Total Leverage Ratio, in each case, as of the last day of and for the Measurement Period ending on the last day of the period covered by the financial statements delivered herewith. Such calculations are true, correct and complete on and as of the date of this Compliance Certificate.

6.    Attached hereto as Schedule 2 is a listing of (a) all applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property made since the date of the most recently delivered Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date), (b) all issuances of registrations or letters on existing applications with the United States Patent and Trademark Office or the United States Copyright Office by any Loan Party, if any, for any Intellectual Property received since the date of such prior Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date), and (c) all licenses relating to any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office entered into by any Loan Party since the date of such prior Compliance Certificate (or, in the case of the first Compliance Certificate, the Closing Date).2

7.    Attached hereto as Schedule 3 is an accounting of the amount of all PACA Payables (other than any PACA Payables owing to any Subsidiary) existing as of the end of the period covered by financial statements delivered herewith.3

8.    Attached hereto as Schedule 4 is updated evidence of insurance for any insurance coverage of the Loan Parties that was renewed, replaced or modified during the period covered by this Compliance Certificate.4

9.    Attached hereto as Schedule 5 is a copy of management’s discussion and analysis with respect to the financial statements delivered herewith.

Delivery of an executed counterpart of a signature page of this Compliance Certificate by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Compliance Certificate.

[signature page follows]

[2]	If no such updates are applicable, Schedule 2 should reflect “None”.
[3]	If no such updates are applicable, Schedule 3 should reflect “None”.
[4]	If no such updates are applicable, Schedule 4 should reflect “None”.

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of the date first written above.

MISSION PRODUCE, INC., a California corporation

By:
Name:
Title:

Schedule 1

Calculation of Financial Covenants and Consolidated Total Leverage Ratio

In the event of conflict between the provisions and formulas set forth in this Schedule 1 and the provisions and formulas set forth in the Credit Agreement, the provisions and formulas of the Credit Agreement shall prevail.

(I)	Section 7.11(a) – Consolidated Total Net Leverage Ratio.

(a)	Consolidated Funded Indebtedness

as to the Borrower and its Subsidiaries on a Consolidated basis, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:[5]

	(i)	all obligations of the Borrower and its Subsidiaries on a Consolidated basis, whether current or long-term, for borrowed money (including the Obligations) and all obligations of the Borrower and its Subsidiaries on a Consolidated basis evidenced by bonds, debentures, notes, loan agreements or other similar instruments:	$	_________

	(ii)	all purchase money Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis:	$	_________

	(iii)	the principal portion of all obligations of the Borrower and its Subsidiaries on a Consolidated basis under conditional sale or other title retention agreements relating to property purchased by the Borrower or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business):	$	_________

	(iv)	all obligations of the Borrower and its Subsidiaries on a Consolidated basis arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments:	$	_________

	(v)	all obligations of the Borrower and its Subsidiaries on a Consolidated basis in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than sixty (60) days after the date on which such trade account payable was created), including any Earn Out Obligations:	$	_________

	(vi)	all Attributable Indebtedness of the Borrower and its Subsidiaries on a Consolidated basis:	$	_________

	(vii)	all obligations of the Borrower and its Subsidiaries on a Consolidated basis to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in the Borrower, its Subsidiaries or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:	$	_________

[5]

The amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder

	(viii)	all Funded Indebtedness of other Persons secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by the Borrower and its Subsidiaries on a Consolidated basis, whether or not the obligations secured thereby have been assumed:	$	_________

	(ix)	all Guarantees provided by the Borrower and its Subsidiaries on a Consolidated basis with respect to Funded Indebtedness of the types specified in Lines (i) through (viii) above of another Person:	$	_________

	(x)	all Funded Indebtedness of the types referred to in Lines (i) through (ix) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or any of its Subsidiaries is a general partner or joint venturer, except to the extent that such Funded Indebtedness is expressly made non-recourse to the Borrower and its Subsidiaries on a Consolidated basis:	$	_________

	(xi)	Consolidated Funded Indebtedness [Lines (I)(a)(i) + (ii) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) + (ix) + (x)]:	$	_________

(b)	Designated Cash in excess of $5,000,000

	(i)	unrestricted cash and Cash Equivalents of the Loan Parties as of such date of determination, but only to the extent that such cash and Cash Equivalents is held by such Loan Parties in a deposit account or a securities account located in the United States:	$	_________

	(ii)	$5,000,000		$5,000,000

	(iii)	Designated Cash in excess of $5,000,000 [Lines (I)(b)(i) – (ii)]:	$	_________

(c)	Consolidated EBITDA

for the Borrower and its Subsidiaries on a Consolidated basis, for the Measurement Period most recently completed, an amount equal to:

	(i)	Consolidated Net Income for such period:	$	_________

the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

	(ii)	Consolidated Interest Charges for such period:

(A)  all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period to the extent treated as interest in accordance with GAAP:

			$	_________

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

		(B) all interest paid or payable with respect to discontinued operations for such period:	$	_________

		(C) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP for such period:	$	_________

		(D) Consolidated Interest Charges [Lines (I)(c)(ii)(A) + (B) + (C)]:	$	_________

	(iii)	the provision for federal, state, local and foreign income taxes paid or payable for such period:	$	_________

	(iv)	depreciation and amortization expense for such period:	$	_________

	(v)	any non-cash expenses, losses or charges (other than any non-cash expense, loss or charge relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period (including any non-cash stock based compensation expense for such period) which do not represent a cash item in such period or any other period (provided, that, notwithstanding the foregoing, it is understood and agreed that for any period that includes the fiscal quarter of the Borrower ended April 30, 2020, up to $21,164,336 related to the impairment of equity method investee expense shall be permitted to be added back pursuant to this clause (c)(v) for such period):	$	_________

	(vi)	fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and closing of the Arato Holding Acquisition, in an aggregate amount not to exceed $500,000 during the term of the Credit Agreement:	$	_________

	(vii)	fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the negotiation, execution and delivery of the Loan Documents and any amendments or modifications thereof, in an aggregate amount not to exceed $500,000 during the term of the Credit Agreement:	$	_________

	(viii)	fees, costs and expenses incurred by the Borrower and its Subsidiaries in such period in connection with the consummation of the Initial Public Offering, in an aggregate amount not to exceed $1,000,000 during the term of the Credit Agreement:	$	_________

the following, without duplication, to the extent including in calculating such Consolidated Net Income:

	(ix)	any non-cash income or gains for such period:	$	_________

	(x)	Consolidated EBITDA [Lines (I)(c)(i) + (ii)(D) + (iii) + (iv) + (v) + (vi) + (vii) + (viii) – (ix)]:	$	_________

(d)	Consolidated Total Net Leverage Ratio [(Line (I)(a)(xi) – Line (I)(b)(iii)) ÷ Line (I)(c)(x)]:			_____ to 1.00

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

(e)	Maximum Consolidated Total Net Leverage Ratio:[6]	_____ to 1.00

(f)	In compliance?	[Yes][No]

[6]

The maximum Consolidated Total Net Leverage Ratio shall not be greater than (i) 3.50 to 1.0, for any fiscal quarter ending during the period from the Closing Date to and including July 31, 2019, (ii) 3.25 to 1.0, for any fiscal quarter ending during the period from August 1, 2019 to and including July 31, 2020, (iii) 3.00 to 1.0, for any fiscal quarter ending during the period from August 1, 2020 to and including July 31, 2021, (iv) 2.75 to 1.0, for any fiscal quarter ending thereafter.

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

(II)	Section 7.11(b) – Consolidated Fixed Charge Ratio.

(a)	Consolidated EBITDA (see Line (I)(c)(x)):	$	_________

(b)	Consolidated Maintenance Capital Expenditures for such period:	$	_________

(c)	Consolidated Interest Charges paid in cash[7]

in each case, for the Borrower and its Subsidiaries on a Consolidated basis, to the extent paid in cash for the Measurement Period:

	(i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case with respect to such period to the extent treated as interest in accordance with GAAP:	$	_________

	(ii) all interest paid or payable with respect to discontinued operations for such period:	$	_________

	(iii) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP for such period:	$	_________

	(iv) Consolidated Interest Charges paid in cash [Lines (II)(c)(i) + (ii) + (iii)]:	$	_________

(d)	Consolidated Scheduled Funded Debt Payments for such period:	$	_________

(e)	Consolidated Cash Taxes for such period:	$	_________

(f)	Aggregate amount of all Designated Restricted Payments made in such period:	$	_________

(g)	Consolidated Fixed Charge Ratio [(Lines (II)(a) – (b)) ÷ (Lines (II)(c)(iv) + (d) + (e) + (f))]:[8]		_____ to 1.00

[7]

For purposes of Line (II)(c), Consolidated Interest Charges shall not include prepayment penalties in an aggregate amount not to exceed $1,000,000 paid substantially concurrently with the Closing Date in connection with the repayment of the Existing Foreign Indebtedness.

[8]

For purposes of calculating the Consolidated Fixed Charge Coverage Ratio: (A) Consolidated Interest Charges shall be calculated as if the Term Loans had been made on August 1, 2018 (utilizing for any day prior to the Closing Date the interest rate which is in effect on the last day of the fiscal quarter of the Borrower ending October 31, 2018); (B)(1) Consolidated Scheduled Funded Debt Payments shall be calculated as if a quarterly amortization payment on the Term A-1 Facility in the principal amount of $625,000 was due on October 31, 2018, and (2) Consolidated Scheduled Funded Debt Payments shall be calculated as if a quarterly amortization payment on the Term A-2 Facility in the principal amount of $187,500 was due on October 31, 2018; (C)(1) Consolidated Interest Charges with respect to the Obligations for the period ended October 31, 2018 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of one fiscal quarter then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by four (4), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended October 31, 2018 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of one fiscal quarter then ended (subject to adjustment as provided in clause (B) above) multiplied by four (4); (D)(1) Consolidated Interest Charges with respect to the Obligations for the period ended January 31, 2019 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of two fiscal quarters then ended (subject to adjustment as

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

(h)	Minimum Consolidated Fixed Charge Leverage Ratio:	1.50 to 1.00

(i)	In compliance?	[Yes][No]

provided in clauses (A) and (B) above) multiplied by two (2), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended January 31, 2019 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of two fiscal quarters then ended (subject to adjustment as provided in clause (B) above) multiplied by two (2); (E)(1) Consolidated Interest Charges with respect to the Obligations for the period ended April 30, 2019 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of three fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above) multiplied by four-thirds (4/3), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended April 30, 2019 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of three fiscal quarters then ended (subject to adjustment as provided in clause (B) above) multiplied by four-thirds (4/3); and (F)(1) Consolidated Interest Charges with respect to the Obligations for the period ended July 31, 2019 shall be the actual Consolidated Interest Charges with respect to the Obligations for the period of four fiscal quarters then ended (subject to adjustment as provided in clauses (A) and (B) above), and (2) Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period ended July 31, 2019 shall be the actual Consolidated Scheduled Funded Debt Payments with respect to the Obligations for the period of four fiscal quarters then ended (subject to adjustment as provided in clause (B) above).

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

(III)	Consolidated Total Leverage Ratio.

(a)	Consolidated Funded Indebtedness (see Line (I)(a)(xi)):	$	_________

(b)	Consolidated EBITDA (see Line (I)(c)(x)):	$	_________

(c)	Consolidated Total Leverage Ratio [Line (III)(a) ÷ Line (III)(b)]:		_____ to 1.00

MISSION PRODUCE, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT